UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2008

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2008, we entered into an Amended and Restated Credit Agreement with The Bank of Nova Scotia (the “Credit Agreement”) for a $380 million debt facility, consisting of a $140 million three year amortizing term facility maturing on March 31, 2011, and a $240 million bridge facility originally maturing today on October 16, 2008. Funds from the Credit Agreement, together with internal cash sources, were used to fund the cash portion of our purchase of the remaining 70.27% interest of the Greens Creek joint venture in April 2008. The Credit Agreement is incorporated herein by reference hereto from Exhibit 10.1.

On October 16, 2008, we announced that in the past six months we repaid $200 million of the $240 million bridge facility and extended the maturity date for the remaining $40 million of the bridge facility pursuant to the First Amendment to Amended and Restated Credit Agreement with The Bank of Nova Scotia (the “First Amendment”), which is incorporated by reference hereto from Exhibit 10.2. The First Amendment extends the maturity date of the remaining portion of the bridge facility to February 16, 2009; provided, however, that we furnish our lenders with a life of mine plan for each of the Greens Creek Mine and the Lucky Friday Mine by November 14, 2008 (“First Amendment Hecla Mine Plan”), and our lenders do not notify us that such First Amendment Hecla Mine Plan is unsatisfactory by December 10, 2008. If we receive such notice of dissatisfaction from any one of our lenders by December 10, 2008, the maturity date of the bridge loan is accelerated to December 19, 2008. We must also furnish our lenders with a detailed budget for our immediately succeeding three month period within five business days prior to the beginning of each month. The First Amendment also affected the applicable margins to our term facility and bridge facility, increasing the LIBOR and base rates by 1% on our term facility and by 3% on our bridge facility, and it sets a floor with respect to our base rate loans equal to the one month LIBOR plus the applicable margin. The First Amendment also requires us to pay any dividends on our 6.5% Mandatory Convertible Preferred Stock in common stock until the earlier of the date on which bridge facility is repaid in full and February 16, 2009 to the extent payment of such dividends in common stock is permitted thereby and under applicable law. We currently have $40 million outstanding on our bridge facility.

The First Amendment has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Credit Agreement, as amended, contains representations and warranties we made. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the Credit Agreement and the First Amendment. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Credit Agreement, as amended. Accordingly you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. The Credit Agreement and the First Amendment have been incorporated by reference herein to provide you with information regarding its terms. They are not intended to provide any other factual information about us and are subject to change as described above in connection with the syndication of the credit facilities. Such information about us can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The disclosure schedules contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Credit Agreement, as amended, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 above and in Exhibit 10.2 is incorporated herein by reference.

Item 8.01.	Other Events.

As described above in Item 1.01, we announced the payment of a portion of our bridge facility and the extension of the maturity date for the remaining portion of the bridge facility. A copy of the press release making the announcement is filed herewith as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Credit Agreement dated April 16, 2008, by and among Hecla Mining Company, various Lenders, and The Bank of Nova Scotia, as the Administrative Agent for the Lenders, and Scotia Capital as Sole Lead Arranger and Sole Bookrunner. Filed as Exhibit 10.1 to registrant’s Current Report on Form 8-K filed on April 22, 2008 (File No. 1-8491), and incorporated herein by reference.

10.2	First Amendment to Credit Agreement effective October 16, 2008, by and among Hecla Mining Company, The Bank of Nova Scotia, as the Administrative Agent for the Lenders, and various Lenders.*

99.1	Press Release dated October 16, 2008.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2008

Hecla Mining Company

By:	/s/ James A. Sabala
James A. Sabala
Senior Vice President & Chief Financial Officer